Exhibit (a)(2)
                    SCUDDER SMALL CAPITALIZATION EQUITY FUND

                Certificate of Amendment of Declaration of Trust
                ------------------------------------------------

         The undersigned, being a majority of the duly elected and qualified Trustees of Scudder Small Capitalization Equity Fund, a Massachusetts business trust (the "Trust"), acting pursuant to the authority granted to the Board of Trustees in the Amended and Restated Agreement and Declaration of Trust dated May 27, 1994 (the "Declaration of Trust"), do hereby certify that the Board of Trustees unanimously adopted the resolution set forth below at a meeting called, convened and held on September 26, 2001:

         RESOLVED, that, pursuant to the authority granted to the Board of Trustees in Article IX, Section 4 of the Amended and Restated Agreement and Declaration of Trust, the Declaration of Trust shall be amended to change the name of the Trust from Scudder Small Capitalization Equity Fund to Scudder Dynamic Growth Fund, to be effective upon appropriate disclosure in the Fund's Registration Statement and, further, that the execution by a majority of the members of this Board of an appropriate instrument in writing reflecting the change of the name of the Trust, and the filing of such instrument with the office of the Secretary of State of The Commonwealth of Massachusetts be, and hereby is, approved.

         IN WITNESS WHEREOF, the undersigned have this day signed this Certificate.

         /s/John W. Ballantine              /s/Lewis A. Burnham
         ------------------------------     ------------------------------
         John W. Ballantine, Trustee        Lewis A. Burnham, Trustee


         /s/Mark S. Casady                  /s/Linda C. Coughlin
         ------------------------------     ------------------------------
         Mark S. Casady, Trustee            Linda C. Coughlin, Trustee


         /s/Donald L. Dunaway               /s/James R. Edgar
         ------------------------------     ------------------------------
         Donald L. Dunaway, Trustee         James R. Edgar, Trustee


                                            /s/Robert B. Hoffman
         ------------------------------     ------------------------------
         William F. Glavin, Jr., Trustee    Robert B. Hoffman, Trustee


         /s/Shirley D. Peterson             /s/Fred B. Renwick
         ------------------------------     ------------------------------
         Shirley D. Peterson, Trustee       Fred B. Renwick, Trustee


         /s/William P. Sommers
         ------------------------------     ------------------------------
         William P. Sommers, Trustee        John G. Weithers, Trustee


Dated as of September 26, 2001